JOHN HANCOCK INVESTMENT TRUST

                          Amendment of Section 5.11 and
                        Establishment and Designation of
       Class A Shares, Class B Shares, Class C Shares, and Class I Shares
                            of Beneficial Interest of
                   John Hancock Large Cap Intrinsic Value Fund
                   John Hancock Small Cap Intrinsic Value Fund
                 each a Series of John Hancock Investment Trust


         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated March 1, 2002, as amended from time to time (the "Declaration of Trust"), do hereby establish two additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in separate portfolios of assets of the Trust (each a "Fund") designated "John Hancock Large Cap Intrinsic Value Fund" and "John Hancock Small Cap Intrinsic Value Fund". The Shares are divided to create four classes of Shares of the Fund as follows:

      1. The four classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", "Class C Shares", and "Class I Shares", respectively.

      2. Class A Shares, Class B Shares, Class C Shares, and Class I Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, of holders of Class C Shares, and of holders of Class I Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective March 1, 2005.

                                   Page 1 of 2


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                                                  John Hancock Investment Trust:
                                                     Establishment of the Series
                                     John Hancock Large Cap Intrinsic Value Fund
                                     John Hancock Small Cap Intrinsic Value Fund

                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated March 1, 2002, as amended from time to time (the "Declaration of Trust"), do hereby amend
Section 5.11, effective March 1, 2005, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Sovereign Investors Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class R Shares; John Hancock Balanced Fund, John Hancock Large Cap Equity Fund, John Hancock Large Cap Intrinsic Value Fund and John Hancock Small Cap Intrinsic Value Fund, which consists of Class A Shares, Class B Shares, Class C Shares and Class I Shares (the "Existing Series").

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 14th day of December 2004.

/s/James F. Carlin                                      /s/Steven R. Pruchansky
------------------                                      -----------------------
James F. Carlin                                         Steven R. Pruchansky

/s/William H. Cunningham                                /s/Norman H. Smith
------------------------                                ------------------
William H. Cunningham                                   Norman H. Smith

/s/Ronald R. Dion                                       /s/James A. Shepherdson
 ----------------                                       -----------------------
Ronald R. Dion                                          James A. Shepherdson

/s/Charles L. Ladner                                    /s/John P. Toolan
--------------------                                    -----------------
Charles L. Ladner                                       John P. Toolan

S:\Corporate Secretary\DECTRUST\AMENDMTS\INVTRUST\Establish Large & Small Cap Intrinsic Value Funds.doc